Exhibit 10.2

QUICKSILVER RESOURCES INC.

AMENDED AND RESTATED 1999 STOCK OPTION AND RETENTION STOCK PLAN

1. PURPOSE

This Amended and Restated 1999 Stock Option and Retention Stock Plan of Quicksilver Resources Inc. is to promote and closely align the interests of officers and employees with those of the shareholders of Quicksilver Resources Inc. by providing stock based compensation. The Plan is intended to strengthen Quicksilver Resources Inc.’s ability to reward performance which enhances long term shareholder value; to increase employee stock ownership through performance based compensation plans; and to strengthen the company’s ability to attract and retain an outstanding employee and executive team.

2. DEFINITIONS

The following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1934, as amended.

“Approved Leave of Absence” means a leave of absence of definite length approved by any executive officer of the Company to whom the Committee delegates such authority.

“Award” means the grant of Options, Restricted Stock Units or an award of Retention Shares pursuant to the Plan.

“Beneficiary” means any person or persons designated in writing by a Participant to the Committee on a form prescribed by it for that purpose, which designation shall be revocable at any time by the Participant prior to his or her death, provided that, in the absence of such a designation or the failure of the person or persons so designated to survive the Participant, “Beneficiary” shall mean such Participant’s estate; and further provided that no designation of Beneficiary shall be effective unless it is received by the Company before the Participant’s death.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any successor statute.

“Committee” means the Committee designated by the Board to administer the Plan pursuant to Section 3.

“Common Stock” means the Common Stock of the Company.

“Company” means Quicksilver Resources Inc., a Delaware corporation, or any successor corporation.

“Deferral Period” means the period of time during which Restricted Stock Units are subject to deferral limitations, as provided in Section 10.

“Executive Officer” means the Chairman of the Board, President, Executive Vice President or Vice President of the Company.

“Grant” means a grant of an Option pursuant to the Plan.

“Option” means each non-qualified stock option, incentive stock option and stock appreciation right granted under the Plan.

“Participant” means any employee of the Company or a Subsidiary (including directors who are also such employees) who is granted an Award under the Plan.

“Plan” means this Amended and Restated 1999 Stock Option and Retention Stock Plan of Quicksilver Resources Inc., as amended from time to time.

“Restricted Stock Units” means a grant pursuant to Section 10 of the Plan of the right to receive shares of Common Stock at the end of a specified period.

“Retention Shares” means shares of Common Stock awarded pursuant to Section 9 of the Plan.

“Restriction Period” means the period defined in Section 9(a).

“Subsidiary” means any corporation, partnership, or limited liability company of which the Company owns directly or indirectly at least a majority of the outstanding shares of voting stock or other voting interest.

“Vesting Condition” means any condition to the vesting of Retention Shares or Restricted Stock Units established by the Committee pursuant to Section 9 or Section 10.

3. ADMINISTRATION

The Plan shall be administered by the Committee which shall comprise not less than three persons, who shall be members of the Board, none of whom shall be employees of the Company or any Subsidiary. All of the members of the Committee are intended to (i) meet all applicable independence requirements of the New York Stock Exchange or the principal national securities exchange or principal market on which the Common Stock is traded, and (ii) to qualify as “non-employee directors” as defined in Rule 16b-3 promulgated under the Act and as “outside directors” as defined in regulations adopted under Section 162(m) of the Code, as such terms may be amended from time to time; provided, however, that the failure of a member of the Committee to so qualify will not invalidate any Award granted under the Plan. The Committee shall grant Awards to Participants and determine the terms and conditions of such Awards, all in accordance with the provisions of the Plan. The Committee shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to administer the Plan, and to take all such steps and make all such determinations in connection with the Plan and Awards granted thereunder as it may deem necessary or advisable. The Committee may delegate its authority under the Plan to one or more Executive Officers or employees of the Company or a Subsidiary; provided, however, that no delegation shall be made of authority to take an action which is required by Rule 16b-3 promulgated under the Act to be taken by “non-employee directors” in order that the Plan and transactions thereunder meet the requirements of such Rule. Each Award granted hereunder shall be evidenced by an agreement to be executed by the Company and the Participant, and contain provisions not inconsistent with the Plan (including without limitation provisions relating to acceleration of vesting or other adjustments in the event of a change in control of or business combination involving the Company). All determinations of the Committee shall be by a majority of its members and shall be evidenced by resolution, written consent or other appropriate action, and the Committee’s determinations shall be final. Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a director of the Company. No member of the Committee shall be liable for any such action or determination made in good faith.

4. ELIGIBILITY

To be eligible for selection by the Committee to participate in the Plan an individual must be an employee of the Company or a Subsidiary. Directors who are not full-time salaried employees shall not be eligible. In granting Awards to eligible persons, the Committee shall take into account their duties, their present and potential contributions to the success of the Company or a Subsidiary, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

5. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 12 hereof, the maximum number of shares as to which Options or Retention Shares may at any time be granted, or issued or transferred in payment of Restricted Stock Units under the Plan, is equal to the sum of (i) 1.2 million and (ii) the number of shares of Common Stock that remain available for such grants as of the close of business on May 17, 2004. No Participant may receive Awards aggregating more than 20% of the shares of Common Stock available under the Plan. Shares of Common Stock subject to Awards under the Plan may be either authorized but unissued shares, issued and held for use in employee compensation plans or shares previously issued and reacquired by the Company. Upon the expiration, termination or cancellation (in whole or in part) of unexercised Options, shares of Common Stock subject thereto shall again be available for option or grant as Retention Shares or Restricted Stock Units under the Plan. Shares of Common Stock covered by an Option, or portion thereof, which is surrendered upon the exercise of a stock appreciation right, shall thereafter be unavailable for option or grant as Retention Shares or Restricted Stock Units under the Plan. Upon the forfeiture (in whole or in part) of a grant of Retention Shares or Restricted Stock Units, the shares of Common Stock subject to such forfeiture shall again be available for option or grant as Retention Shares or Restricted Stock Units under the Plan.

6. TERMS AND CONDITIONS OF NON-QUALIFIED OPTIONS

All non-qualified options under the Plan shall be granted subject to the following terms and conditions:

(a) Option Price. The option price per share with respect to each Option shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock on the date the Option is granted, such fair market value to be determined in accordance with the procedures to be established by the Committee.

(b) Duration of Options. Options shall be exercisable at such time or times and under such conditions as set forth in the written agreement evidencing such Option but in no event shall any Option be exercisable subsequent to the tenth anniversary of the date on which the Option is granted.

(c) Payment. Shares of Common Stock purchased under Options shall, at the time of purchase, be paid for in full. All, or any portion, of the option exercise price may be paid by the surrender to the Company, at the time of exercise, of shares of previously acquired Common Stock owned by the Participant and held for a period of six months, to the extent that such payment does not require the surrender of a fractional share of such previously acquired Common Stock. Such shares previously acquired or shares withheld to pay the option exercise price shall be valued at fair market value on the date the Option is exercised in accordance with the procedures to be established by the Committee. A holder of an Option shall have none of the rights of a stockholder until the shares of Common Stock are issued to him or her.

(d) Non-Transferability of Options. During a Participant’s lifetime, the Option may be exercised only by the Participant. Options shall not be transferable, except for exercise by the Participant’s legal representatives or heirs. An officer of the Company may, with prior approval from the Committee (or its designee) as to form, transfer an exercisable non-qualified option to (i) a member or members of the officer’s immediate family (spouse, children and grandchildren, including step and adopted children and grandchildren), (ii) a trust, the beneficiaries of which consist exclusively of members of the officer’s immediate family, (iii) a partnership, the partners of which consist exclusively of members of the officer’s immediate family, or (iv) any similar entity created for the exclusive benefit of members of the officer’s immediate family. The Committee or its designee must approve the form of any transfer of a Grant to or for the benefit of any immediate family member or members before such transfer shall be recognized as valid hereunder. For purposes of the preceding sentence, any remote, contingent interest of persons other than a member of the officer’s immediate family shall be disregarded. For purposes of this Section 6(d), the term “officer” shall have the same meaning as that term is defined in Rule 16a-1(f) of the Act. A person’s status as an officer shall be determined at the time of the intended transfer.

(e) Termination of Employment. Except as may otherwise be provided in the award agreement entered into in connection with any grant, upon the termination of a Participant’s employment for any reason other than death, the Option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Option; provided, however, that in the case of retirement, at or after age 55 and with at least five years of credited service, from the Company or a Subsidiary, such Option shall immediately become exercisable in full. Such Option shall expire according to the following schedule:

(i) Retirement. Option shall expire, unless exercised, five years after the Participant’s retirement, at or after age 55 with at least five years of credited service, from the Company or a Subsidiary.

(ii) Disability. Option shall expire, unless exercised, five years after the date the Participant is terminated due to the determination by the Company that the Participant is disabled as defined in section 22(e)(3) of the Code.

(iii) Gross Misconduct. Option shall expire upon receipt by the Participant of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

(iv) All Other Terminations. Option shall expire, unless exercised, three months after the date of such termination.

In no event, however, shall any Option be exercisable pursuant to this Section 6(e) subsequent to the tenth anniversary of the date on which it is granted.

(f) Death of Participant. Upon the death of a Participant during his or her period of employment (or, if so provided in the award agreement, within three months thereafter), the Option shall be exercisable only as to those shares of Common Stock which were subject to the exercise of such Option at the time of his or her death (or, if so provided in the award agreement, as to all shares of Common Stock covered by such Option), provided that the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such Option shall expire, unless exercised by the Participant’s legal representatives or heirs, five years after the date of death. In no event, however, shall any Option be exercisable pursuant to this Section 6(f) subsequent to the tenth anniversary of the date on which it is granted.

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

(a) General. The Committee may also grant a stock appreciation right in connection with a non-qualified option at the time of grant. Such stock appreciation right shall cover the same shares covered by such Option (or such lesser number of shares of Common Stock as the Committee may determine) and shall, except for the provisions of Section 6(c) hereof, be subject to the same terms and conditions as the related non-qualified option, including the requirement of Section 6(a) that the option price per share shall not be less than 100% of the fair market value of the Common Stock on the date the stock appreciation right is granted.

(b) Exercise and Payment. Each stock appreciation right shall entitle the Participant to surrender to the Company unexercised the related Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the excess of the fair market value of one share of Common Stock over the option price per share times the number of shares covered by the Option, or portion thereof, which is surrendered. A grant may provide that payment shall be made in shares of Common Stock valued at fair market value, or in cash, or partly in shares and partly in cash, all as shall be determined by the Committee. The fair market value shall be the value determined in accordance with procedures established by the Committee. Stock appreciation rights may be exercised from time to time upon actual receipt by the Company of written notice stating the number of shares of Common Stock with respect to which the stock appreciation right is being exercised, provided that if a stock appreciation right expires unexercised, it shall be deemed exercised on the expiration date if any amount would be payable with respect thereto.

(c) Restrictions. The obligation of the Company to satisfy any stock appreciation right exercised by a Participant subject to Section 16 of the Act shall be conditioned upon the prior receipt by the Company of an opinion of counsel to the Company that any such satisfaction will not create an obligation on the part of such Participant pursuant to Section 16(b) of the Act to reimburse the Company for any statutory profit which might be held to result from such satisfaction.

8. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS

(a) General. The Committee may also grant incentive stock options as defined under section 422 of the Code. All incentive stock options issued under the Plan shall, except for the provisions of Sections 6(d) (to the extent it allows the Committee to permit Options to be transferred to, or for the benefit of, the Participant’s immediate family members), 6(e) and (f) and Section 7 hereof, be subject to the same terms and conditions as the non-qualified options granted under the Plan. In addition, incentive stock options shall be subject to the conditions of Sections 8(b), (c) and (d).

(b) Limitation on Shares. No more than 1,176,562 shares of Common Stock, subject to adjustment as provided in Section 5, shall be issued pursuant to Options that are intended to qualify as incentive stock options.

(c) Termination of Employment. Except as may otherwise be provided in the award agreement entered into in connection with any grant, upon the termination of a Participant’s employment for any reason other than death, the incentive stock option shall be exercisable only as to those shares of Common Stock which were then subject to the exercise of such Option; provided, however, that in the case of retirement, at or after age 55 and with at least five years of credited service, from the Company or a Subsidiary, such Option shall immediately become exercisable in full. Such Option shall expire as an incentive stock option according to the following schedule:

(i) Retirement. The incentive stock option shall expire, unless exercised, three months after the Participant’s retirement, at or after age 55 with at least five years of credited service, from the Company or a Subsidiary.

(ii) Disability. The incentive stock option shall expire, unless exercised, one year after the date the Participant is terminated due to the determination by the Company that the Participant is disabled as defined in section 22(e)(3) of the Code.

(iii) Gross Misconduct. The incentive stock option shall expire upon receipt by the Participant of the notice of termination if he or she is terminated for deliberate, willful or gross misconduct as determined by the Company.

(iv) All Other Terminations. The incentive stock option shall expire, unless exercised, three months after the date of such termination.

To the extent that an award agreement permits the exercise of an Option intended to be an incentive stock option beyond the applicable period set forth in Section 8(c)(i), 8(c)(ii) or 8(c)(iv), the Option shall expire as an incentive stock option and become a non-qualified option exercisable pursuant to the terms of Section 6 for the balance of the exercise period set forth in the award agreement. In no event, however, shall any incentive stock option be exercisable pursuant to this Section 8(c) subsequent to the tenth anniversary of the date on which it was granted.

(d) Death of Participant. Upon the death of a Participant during his or her period of employment (or, if so provided in the award agreement, within three months thereafter), the incentive stock option shall be exercisable as an incentive stock option only as to those shares of Common Stock which were subject to the exercise of such Option at the time of death (or, if so provided in the award agreement, as to all shares of Common Stock covered by such Option), provided that the Committee may determine that particular limitations and restrictions under the Plan shall not apply, and such Option shall expire as an incentive stock option, but shall become a non-qualified option exercisable pursuant to the terms of Section 6 for the balance of the exercise period set forth in the award agreement. In no event, however, shall any incentive stock option be exercisable pursuant to this Section 8(d) subsequent to the tenth anniversary of the date on which it was granted.

9. TERMS AND CONDITIONS OF AWARDS OF RETENTION STOCK

(a) General. Retention Shares may be granted to incent or reward the attainment of individual, Company or Subsidiary goals, or to attract or retain officers or other employees of the Company or any Subsidiary. With respect to each grant of Retention Shares under the Plan, the Committee shall determine the period or periods, including any conditions for determining such period or periods, during which the restrictions set forth in Section 9(b) shall apply (the “Restriction Period”), provided that the Committee may also specify any other terms or conditions to the right of the Participant to receive such Retention Shares (“Vesting Conditions”). Subject to Section 9(c) and any such Vesting Conditions, a grant of Retention Shares shall be effective for the Restriction Period and may not be revoked.

(b) Restrictions. At the time of grant of Retention Shares to a Participant, either (i) a stock certificate evidencing the shares of Common Stock granted shall be registered in the Participant’s name to be held by the Company for his or her account or (ii) an appropriate entry evidencing the shares of Common Stock granted shall be made in the stock ownership records or other books and records maintained by or on behalf of the Company. The Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Retention Shares, including the right to vote such Retention Shares and, unless the Committee shall determine otherwise, the right to receive dividends thereon, subject to the following: (i) subject to Section 9(c), the Participant shall not be entitled to delivery of any stock certificate evidencing such Retention Shares until the expiration of the Restriction Period and the satisfaction of any Vesting Conditions; (ii) none of the Retention Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period or prior to the satisfaction of any Vesting Conditions; and (iii) all of the Retention Shares shall be forfeited and all rights of the Participant to such Retention Shares shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company or a Subsidiary for the entire Restriction Period, except as provided by Sections 9(a) and 9(c), and any applicable Vesting Conditions have been satisfied. Any shares of Common Stock or other securities or property received as a result of a transaction listed in Section 12 shall be subject to the same restrictions as such Retention Shares.

(c) Termination of Employment.

(i) Disability and Retirement. If (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period by reason of disability due to the determination by the Company that the Participant is disabled, as defined in section 22(e)(3) of the Code, or retirement, at or after age 55 and with at least five years of credited service, from the Company or a Subsidiary and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest and all restrictions applicable to such shares shall lapse.

(ii) Death. If (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period by reason of death, and (B) all Vesting Conditions have been satisfied, the Retention Shares granted to such Participant shall immediately vest in his or her Beneficiary, and all restrictions applicable to such shares shall lapse.

(iii) All Other Terminations. If a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Restriction Period for any reason other than death, disability or retirement as provided in Sections 9(c)(i) and (ii), the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse.

(iv) Vesting Conditions. If a Participant ceases to be an employee of the Company or a Subsidiary for any reason prior to the satisfaction of any Vesting Conditions, the Participant shall immediately forfeit all Retention Shares then subject to the restrictions of Section 9(b) in accordance with the provisions thereof, except that the Committee may, if it finds that the circumstances in the particular case so warrant, allow a Participant whose employment has so terminated to retain any or all of the Retention Shares then subject to the restrictions of Section 9(b) and all restrictions applicable to such retained shares shall lapse.

(d) Payment of Retention Shares. Provided that the Participant is still an Employee of the Company or a Subsidiary at the end of the Restriction Period and after all Vesting Conditions have been satisfied, or at such earlier time as provided for in Section 9(c) or as the Committee, in its sole discretion, may otherwise determine, all restrictions applicable to the Retention Shares shall lapse and, if the Restricted Shares are evidenced by a stock certificate, a stock certificate evidencing a number of shares of Common Stock equal to the number of Retention Shares, free of all restrictions, shall be delivered to the Participant or his or her Beneficiary, as the case may be. If an amount is payable by a Participant to the Company or a Subsidiary under applicable withholding tax laws in connection with the lapse of such restrictions the Participant may make such payment, in whole or in part, by authorizing the Company to transfer to the Company Retention Shares otherwise deliverable to the Participant having a fair market value equal to the amount to be paid under such withholding tax laws.

10. TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS

(a) General. Restricted Stock Units may be granted to incent or reward the attainment of individual, Company or Subsidiary goals, or to attract or retain officers or other employees of the Company or any Subsidiary. With respect to each grant of Restricted Stock Units, the Committee shall determine the applicable Deferral Period or Periods, provided that the Committee may also specify any other Vesting Conditions with respect to the Participant’s right to receive payment of the Restricted Stock Units. Each grant will constitute the agreement by the Company to issue or transfer shares of Common Stock to the Participant in the future, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify. Subject to Section 10(c) and any Vesting Conditions, a grant of Restricted Stock Units shall be effective for the Deferral Period and may not be revoked. Each grant will be evidenced by an award agreement which will contain such terms and provisions as the Committee may determine consistent with the Plan, including without limitation provisions relating to the Participant’s termination of employment by reason of retirement, death, disability or otherwise.

(b) Vesting. Each grant will provide that the Restricted Stock Units shall be subject to one or more Deferral Periods, which will be fixed by the Committee on the date of grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control or other similar transaction or event involving the Company. None of the Restricted Stock Units or any underlying shares of Common Stock may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Deferral Period or prior to the satisfaction of any Vesting Conditions. The Restricted Stock Units of a Participant shall be forfeited and all rights of a Participant with respect to such Restricted Stock Units and any underlying shares of Common Stock shall terminate without further obligation on the part of the Company unless the Participant remains in the continuous employment of the Company or a Subsidiary for the applicable Deferral Period, except as provided by Section 10(c), and any applicable Vesting Conditions have been satisfied. Unless and until any shares of Common Stock underlying a Restricted Stock Unit shall have been issued in payment of such Restricted Stock Unit, no holder of a Restricted Stock Unit shall have any rights of ownership in such shares of Common Stock, including any right to vote such shares or to receive dividends on account of such shares. The Committee may, however, on or after the date of the grant authorize the payment of dividend equivalents on such shares in cash or shares of Common Stock, on a current, deferred or contingent basis.

(c) Termination of Employment.

(i) Disability and Retirement. If (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Deferral Period by reason of disability due to the determination by the Company that the Participant is disabled, as defined in section 22(e)(3) of the Code, or retirement, at or after age 55 and with at least five years of credited service, from the Company or a Subsidiary and (B) all Vesting Conditions have been satisfied, the Deferral Period applicable to the Restricted Stock Units granted to such Participant shall immediately terminate and the Restricted Stock Units shall be fully vested.

(ii) Death. If (A) a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Deferral Period by reason of death, and (B) all Vesting Conditions have been satisfied, the Deferral Period applicable to the Restricted Stock Units granted to such Participant shall immediately terminate and the Restricted Stock Units shall be fully vested.

(iii) All Other Terminations. If a Participant ceases to be an employee of the Company or a Subsidiary prior to the end of a Deferral Period for any reason other than death, disability or retirement as provided in Sections 10(c)(i) and (ii), the Participant shall immediately forfeit all Restricted Stock Units as to which the Deferral Period has not previously expired or been terminated, except that the Committee may, if it finds that the circumstances in the particular case so warrant, provide that the Deferral Period applicable to the Restricted Stock Units held by such a Participant shall immediately terminate.

(iv) Vesting Conditions. If a Participant ceases to be an employee of the Company or a Subsidiary for any reason prior to the satisfaction of any Vesting Conditions, the Participant shall immediately forfeit all Restricted Stock Units with respect to which such Vesting Conditions have not been satisfied, except that the Committee may, if it finds that the circumstances in the particular case so warrant, waive the Vesting Conditions applicable to the Restricted Stock Units held by such Participant.

(d) Payment of Vested Restricted Stock Units. Provided that the Participant is still an employee of the Company or a Subsidiary, upon the expiration or termination of the applicable Deferral Period and after all Vesting Conditions have been satisfied, or as soon as practicable thereafter, or at such earlier time as provided for in Section 10(c) or as the Committee, in its sole discretion may otherwise determine, either (i) a stock certificate evidencing the Participant’s (or Beneficiary’s) ownership of a number of shares of Common Stock equal to the number of affected Restricted Stock Units shall be registered in the Participant’s (or Beneficiary’s) name to be held by the Company for his or her account, or (ii) an appropriate entry evidencing the number of shares of Common Stock equal to the number of affected Restricted Stock Units shall be made in the stock ownership records or other books and records maintained by or on behalf of the Company.

11. REGULATORY APPROVALS AND LISTING

The Company shall not be required to issue to a Participant or Beneficiary, as the case may be, any shares of Common Stock upon exercise of an Option or settlement of a Restricted Stock Unit or any award of Retention Shares granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company, in its sole discretion, shall determine to be necessary or advisable, (ii) the admission of such shares to listing on any stock exchange on which the Common Stock may then be listed, and (iii) the completion of any registration or other qualification of such shares under any state or Federal law or rulings or regulations of any governmental body which the Company, in its sole discretion, shall determine to be necessary or advisable.

12. ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, spin-off, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the Board, upon recommendation of the Committee, may make such equitable adjustments as it may deem appropriate in the number and kind of shares authorized by the Plan, in the option price of outstanding Options, and in the number and kind of shares or other securities or property subject to or covered by outstanding Awards. In the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for any or all outstanding Awards such alternative consideration as it, in good faith, may determine to be equitable in the circumstances and may require in connection with such substitution the surrender of all Awards so replaced. Moreover, the Committee may on or after the date of grant provide in the award agreement under the Plan that the holder of the Award may elect to receive an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent award.

The Committee may accelerate the payment of, or vesting with respect to, any Award under the Plan upon the occurrence of a transaction or event described in this Section 12.

The Company will not be required to issue any fractional share of Common Stock pursuant to the Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

13. TERM OF THE PLAN

No Awards shall be granted pursuant to the Plan after August 18, 2009, but grants of Awards theretofore granted may extend beyond that date and the terms and conditions of the Plan shall continue to apply thereto.

14. TERMINATION OR AMENDMENT OF THE PLAN

The Board may at any time terminate the Plan with respect to any shares of Common Stock not at that time subject to outstanding Awards, and may from time to time alter or amend the Plan or any part thereof (including, but without limiting the generality of the foregoing, any amendment deemed necessary to ensure that the Company may obtain any approval referred to in Section 11 or to ensure that the grant of Awards, the exercise of Options or payment of Retention Shares, Restricted Stock Units or any other provision of the Plan complies with Section 16(b) of the Act and Section 409A of the Code), provided that no change with respect to any Awards theretofore granted may be made which would impair the rights of a Participant without the consent of such Participant and, further, that without the approval of stockholders, no alteration or amendment may be made which would (i) increase the maximum number of shares of Common Stock subject to the Plan as set forth in Section 5 (except by operation of Section 12), (ii) extend the term of the Plan, (iii) change the class of eligible persons who may receive Awards under the Plan or (iv) increase the limitation set forth in Section 5 on the maximum number of shares that any Participant may receive under the Plan.

15. LEAVE OF ABSENCE

A leave of absence other than an Approved Leave of Absence shall be deemed a termination of employment for purposes of the Plan. An Approved Leave of Absence shall not be deemed a termination of employment for purposes of the Plan (except for purposes of Section 8), but the period of such Leave of Absence shall not be counted toward satisfaction of any Restriction Period.

16. GENERAL PROVISIONS

(a) Neither the Plan nor the grant of any Award nor any action by the Company, any Subsidiary or the Committee shall be held or construed to confer upon any person any right to be continued in the employ of the Company or a Subsidiary. The Company and each Subsidiary expressly reserve the right to discharge, without liability but subject to his or her rights under the Plan, any Participant whenever in the sole discretion of the Company or a Subsidiary, as the case may be, its interest may so require.

(b) To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under the Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. In addition, if permitted by the Committee, the Participant or such other person may elect to have any withholding obligation of the Company satisfied with shares of Common Stock that would otherwise be transferred in payment of the Award. However, without the consent of the Committee, shares of Common Stock shall not be withheld in excess of the minimum number of shares required to satisfy the Company’s withholding obligation.

(c) It is the Company’s intention that any Award granted under the Plan that constitutes a deferral of compensation within the meaning of Section 409A of the Code and the guidance issued by the Secretary of the Treasury under Section 409A of the Code shall satisfy the requirements of Section 409A of the Code. In granting such an Award, the Committee will use its best efforts to exercise its authority under the Plan with respect to the terms of such grant in a manner that the Committee determines in good faith will cause the Award to comply with Section 409A of the Code and thereby avoid the imposition of penalty taxes and interest upon the Participant receiving the Award.

(d) If the Committee determines, with the advice of legal counsel, that any provision of the Plan would prevent the payment of any Award intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code from so qualifying, such Plan provision shall be invalid and cease to have any effect without affecting the validity or effectiveness of any other provision of the Plan.

(e) All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Delaware, without regard to conflict of laws doctrine.

17. EFFECTIVE DATE

The 1999 Stock Option and Retention Stock Plan was adopted by the Board effective as of October 4, 1999 and was approved by the stockholders of the Company on June 6, 2000. The Amended and Restated 1999 Stock Option and Retention Stock Plan was approved by stockholders of the Company on May 18, 2004, and was subsequently amended and restated by the Board effective August 24, 2004, September 24, 2004, March 8, 2005 and April 18, 2005.

QUICKSILVER RESOURCES INC.

By:	/s/ John C. Cirone
John C. Cirone Vice President and General Counsel